Exhibit 99.1

Contact:	Amy Agallar (414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended June 30, 2020

Flavors & Fragrances Group reports Strong Revenue Growth and Profit Growth

Cash Provided by Operating Activities Increased 34% in the Quarter

Sensient Completes the Sale of its Inks product line

MILWAUKEE—July 17, 2020 — Sensient Technologies Corporation (NYSE: SXT) reported diluted earnings per share of 72 cents in the second quarter of 2020 compared to diluted earnings per share of 81 cents in the second quarter of 2019. Revenue was $323.1 million in this year’s second quarter compared to $339.2 million in the comparable period last year. Operating income was $42.1 million in the second quarter of 2020 compared to operating income of $47.4 million in last year’s second quarter. Foreign currency translation decreased revenue, operating income, and earnings per share by approximately 3% in the quarter.

The 2020 second quarter reported results include a gain related to the reclassification of accumulated foreign currency translation as a result of the sale of the Inks business and other divestiture related costs, which primarily consist of non-cash impairment charges. The combination of these items are included within the divestiture & other related costs, which increased second quarter net earnings by $1.0 million ($0.02 per diluted share). The 2020 and 2019 second quarter results also include the operations of the product lines divested and to be divested, which were not significant to net earnings or diluted earnings per share. These adjustments are described in more detail under “Reconciliation of Non-GAAP Amounts” at the end of this release.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2020 July 17, 2020	Page 2
BUSINESS REVIEW

	Reported
Revenue	Quarter	Year-to-date
Flavors & Fragrances	1.9%	1.8%
Color	-12.7%	-6.4%
Asia Pacific	-3.9%	1.4%
Total Revenue	-4.7%	-1.9%

	Adjusted Local Currency (1)
Revenue	Quarter	Year-to-date
Flavors & Fragrances	5.7%	4.6%
Color	-5.1%	-1.1%
Asia Pacific	-1.4%	3.5%
Total Revenue	0.0%	1.6%

(1) Adjusted local currency percentage changes are described in more detail in the “Reconciliation of Non-GAAP Amounts” at the end of this release.

The reported results include the impact of foreign currency, which is described in more detail under “Reconciliation of Non-GAAP Amounts” at the end of this release. In contrast, the non-GAAP amounts eliminate the impact of currency movements, depreciation and amortization, non-cash share-based compensation, divestiture & other related costs, and the results of the operations divested and to be divested to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

The Flavors & Fragrances Group reported second quarter revenue of $183.6 million compared to $180.1 million reported in the comparable period last year. Adjusted local currency revenue increased 5.7% in the quarter. The higher revenue was primarily the result of continued growth in finished flavors and extracts and natural ingredients during the quarter. Segment operating income was $22.8 million in the second quarter compared to $20.0 million reported in the second quarter of 2019. The Group’s higher profit was primarily a result of higher volumes and the favorable impact of the Group’s cost reduction initiatives, offset by higher raw material costs, mainly in natural ingredients. Foreign currency translation decreased segment revenue by approximately 2% and operating income by approximately 1% in the quarter.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2020 July 17, 2020	Page 3
The Color Group reported revenue of $121.3 million in the quarter compared to $138.9 million in last year’s second quarter. Adjusted local currency revenue decreased 5.1% in the quarter. Segment operating income was $22.3 million in the quarter compared to $27.9 million in last year’s comparable period. Continued growth in natural food and beverage colors and higher revenue in the pharmaceutical business was offset by lower volumes in the Personal Care and Inks businesses. Color Group operating income was lower in the quarter as higher profit in the Food & Beverage Colors business was offset by significantly lower profit in the Personal Care and Inks businesses, primarily as a result of the lower demand during COVID-19.  Foreign currency translation decreased segment revenue and operating income each by approximately 4% in the quarter.

The Asia Pacific Group reported revenue of $27.9 million in the quarter compared to $29.0 million in the second quarter of 2019. Adjusted local currency revenue decreased 1.4% in the quarter. The lower segment revenue was primarily due to the impact of COVID-19 regulatory restrictions in certain countries. Segment operating income was $4.8 million in the quarter compared to $4.2 million in last year’s second quarter. Adjusted local currency operating income increased 16.4% in the quarter. The higher profit was primarily a result of the favorable impact of the Group’s cost reduction initiatives and favorable product mix. Foreign currency translation decreased segment revenue by approximately 3% and operating income by approximately 1% in the quarter.

Corporate & Other reported operating costs of $7.7 million in the current quarter compared to $4.8 million in the second quarter of 2019. The higher costs are primarily due to an increase in non-cash performance-based compensation, partially offset by the divestiture & other related impacts in the current period.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2020 July 17, 2020	Page 4
During the second quarter, the Company completed the sale of its Inks product line within the Color Group. The Company also signed a definitive agreement for the sale of its yogurt fruit preparations product line within the Flavors & Fragrances Group, which is expected to close in the third quarter.

2020 OUTLOOK

Based upon current trends, the Company’s current diluted earnings per share guidance for 2020 is $2.10 to $2.35. This guidance now includes 35 to 40 cents per share of divestiture & other related costs and the results of the operations divested and to be divested. The Company’s previously issued diluted earnings per share guidance for 2020 was $1.85 to $2.15, which included 55 to 65 cents per share of divestiture & other related costs and the results of the operations divested and to be divested. The Company’s guidance continues to include approximately 10 cents of foreign currency headwinds based on current exchanges rates.

Based upon current trends, the Company reconfirms its previously issued guidance of $2.60 to $2.80 for adjusted diluted earnings per share(2), which excludes divestiture & other related costs, the results of the operations divested and to be divested, and foreign currency impacts.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2020 July 17, 2020	Page 5
The following table summarizes the Company’s 2020 Outlook:

	Previous Guidance		Current Guidance
Diluted Earnings Per Share (GAAP)	$1.85	$2.15	$2.10	$2.35
Divestiture & Other Costs and Results of Operations Divested and to be Divested	0.65	0.55	0.40	0.35
Foreign Currency Headwinds	0.10	0.10	0.10	0.10
Adjusted Diluted Earnings Per Share in Local Currency	$2.60	$2.80	$2.60	$2.80

The Company is also confirming, based upon current trends, its previously issued guidance, which calls for low to mid-single digit revenue growth in 2020 on a local currency basis, excluding the revenues of the product lines divested and to be divested. The Company also continues to expect 2020 Adjusted EBITDA(2) to grow at a low to mid-single digit rate and Adjusted Operating Income(2) to be flat to down at a low-single digit rate, in each case on a local currency basis. Adjusted Operating Income will be impacted by higher non-cash performance-based compensation.

The full impact of COVID-19 remains unknown and continues to create uncertainty. The Company will continue to monitor the impact of COVID-19 and will update the outlook at each of the quarterly calls this year, as appropriate.

(2)	See “Reconciliation of Non-GAAP Amounts” at the end of this release for more information.

CONFERENCE CALL

The Company will host a conference call to discuss its 2020 second quarter financial results at 8:30 a.m. CDT on Friday, July 17, 2020. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2020 July 17, 2020	Page 6
A replay of the call will be available one hour after the end of the conference call through July 24, 2020, by calling (877) 344-7529 and referring to conference identification number 10144621. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after July 21, 2020.

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2020 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers and suppliers, the availability and cost of raw materials and other supplies, logistics and transportation, governmental regulations and restrictions and general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts and acquisition and divestiture activities; the success of the Company’s efforts to explore strategic alternatives for certain non-core product lines; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

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Sensient Technologies Corporation Earnings Release – Quarter Ended June 30, 2020 July 17, 2020	Page 7
ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, cosmetic, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 8
Consolidated Statements of Earnings	Three Months Ended June 30,			Six Months Ended June 30,

	2020	2019	% Change	2020	2019	% Change

Revenue	$323,090	$339,186	(4.7%)	$673,767	$686,699	(1.9%)

Cost of products sold	220,876	227,418	(2.9%)	459,660	459,706	(0.0%)
Selling and administrative expenses	60,089	64,400	(6.7%)	137,421	130,205	5.5%

Operating income	42,125	47,368	(11.1%)	76,686	96,788	(20.8%)
Interest expense	3,608	5,200		7,915	10,602

Earnings before income taxes	38,517	42,168		68,771	86,186
Income taxes	7,897	7,837		17,378	19,048

Net earnings	$30,620	$34,331	(10.8%)	$51,393	$67,138	(23.5%)

Earnings per share of common stock:
Basic	$0.72	$0.81		$1.22	$1.59

Diluted	$0.72	$0.81		$1.21	$1.59

Average common shares outstanding:
Basic	42,305	42,270		42,294	42,255

Diluted	42,322	42,300		42,315	42,287

Results by Segment	Three Months Ended June 30,			Six Months Ended June 30,

Revenue	2020	2019	% Change	2020	2019	% Change

Flavors & Fragrances	$183,611	$180,134	1.9%	$370,109	$363,687	1.8%
Color	121,296	138,912	(12.7%)	264,791	282,791	(6.4%)
Asia Pacific	27,873	29,002	(3.9%)	58,322	57,521	1.4%
Intersegment elimination	(9,690)	(8,862)		(19,455)	(17,300)

Consolidated	$323,090	$339,186	(4.7%)	$673,767	$686,699	(1.9%)

Operating Income

Flavors & Fragrances	$22,752	$20,050	13.5%	$43,623	$43,175	1.0%
Color	22,263	27,877	(20.1%)	51,927	58,076	(10.6%)
Asia Pacific	4,849	4,201	15.4%	9,908	8,419	17.7%
Corporate & Other	(7,739)	(4,760)		(28,772)	(12,882)

Consolidated	$42,125	$47,368	(11.1%)	$76,686	$96,788	(20.8%)

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Sensient Technologies Corporation (In thousands) (Unaudited)	Page 9
Consolidated Condensed Balance Sheets	June 30, 2020	December 31, 2019

Cash and cash equivalents	$20,876	$21,153
Trade accounts receivable (net)	229,635	213,201
Inventories	388,647	422,517
Prepaid expenses and other current assets	40,525	40,049
Assets held for sale	58,633	91,293
Total Current Assets	738,316	788,213

Goodwill & intangible assets (net)	415,111	418,844
Property, plant, and equipment (net)	423,294	437,179
Other assets	96,544	95,915

Total Assets	$1,673,265	$1,740,151

Trade accounts payable	$97,296	$94,653
Short-term borrowings	18,304	20,612
Other current liabilities	78,094	66,925
Liabilities held for sale	19,543	19,185
Total Current Liabilities	213,237	201,375

Long-term debt	537,680	598,499
Accrued employee and retiree benefits	26,023	25,822
Other liabilities	35,609	32,866
Shareholders’ Equity	860,716	881,589

Total Liabilities and Shareholders’ Equity	$1,673,265	$1,740,151

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Sensient Technologies Corporation (In thousands, except per share amounts) (Unaudited)	Page 10
Consolidated Statements of Cash Flows
Six Months Ended June 30,

	2020	2019
Cash flows from operating activities:
Net earnings	$51,393	$67,138
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	24,522	27,741
Share-based compensation expense (income)	2,662	(1,155)
Net loss (gain) on assets	50	(75)
Loss on divestitures	6,634	-
Deferred income taxes	1,075	(909)
Changes in operating assets and liabilities:
Trade accounts receivable	(20,494)	(17,131)
Inventories	24,816	29,201
Prepaid expenses and other assets	(3,975)	(3,395)
Accounts payable and other accrued expenses	9,961	(21,401)
Accrued salaries, wages and withholdings from employees	6,483	(2,598)
Income taxes	3,899	(2,631)
Other liabilities	588	1,428

Net cash provided by operating activities	107,614	76,213

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(21,417)	(16,606)
Proceeds from sale of assets	6	91
Proceeds from divesture of businesses	11,255	-
Other investing activity	4,395	(454)

Net cash used in investing activities	(5,761)	(16,969)

Cash flows from financing activities:
Proceeds from additional borrowings	38,670	25,003
Debt payments	(98,849)	(55,182)
Dividends paid	(33,018)	(30,453)
Other financing activity	(414)	(1,028)

Net cash used in financing activities	(93,611)	(61,660)

Effect of exchange rate changes on cash and cash equivalents	(8,519)	397

Net decrease in cash and cash equivalents	(277)	(2,019)
Cash and cash equivalents at beginning of period	21,153	31,901
Cash and cash equivalents at end of period	$20,876	$29,882

Supplemental Information Six Months Ended June 30,	2020	2019

Dividends paid per share	$0.78	$0.72

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Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 11
Reconciliation of Non-GAAP Amounts

The Company’s results for the three months ended June 30, 2020 and 2019 include adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted EPS, which exclude divestiture & other related costs and the results of operations divested or to be divested.

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change
Revenue (GAAP)	$323,090	$339,186	(4.7%)	$673,767	$686,699	(1.9%)
Revenue of the product lines divested or to be divested	(28,217)	(36,356)		(64,802)	(75,377)
Adjusted revenue	$294,873	$302,830	(2.6%)	$608,965	$611,322	(0.4%)

Operating income (GAAP)	$42,125	$47,368	(11.1%)	$76,686	$96,788	(20.8%)
Divestiture & other related costs – Cost of products sold	1,749	-		1,939	-
Divestiture & other related costs (income) – Selling and administrative expenses	(3,276)	-		8,377	-
Operating income of the product lines divested or to be divested	(331)	(345)		(1,716)	(377)
Adjusted operating income	$40,267	$47,023	(14.4%)	$85,286	$96,411	(11.5%)

Net earnings (GAAP)	$30,620	$34,331	(10.8%)	$51,393	$67,138	(23.5%)
Divestiture & other related costs (income), before tax	(1,527)	-		10,316	-
Tax impact of divestiture & other related costs	509	-		(425)	-
Net earnings of the product lines divested or to be divested, before tax	(331)	(345)		(1,716)	(377)
Tax impact of the product lines divested or to be divested	203	105		500	116
Adjusted net earnings	$29,474	$34,091	(13.5%)	$60,068	$66,877	(10.2%)

Diluted earnings per share (GAAP)	$0.72	$0.81	(11.1%)	$1.21	$1.59	(23.9%)
Divestiture & other related costs (income), net of tax	(0.02)	-		0.23	-
Result of operations of the product lines divested or to be divested, net of tax	-	(0.01)		(0.03)	(0.01)
Adjusted diluted earnings per share	$0.70	$0.81	(13.6%)	$1.42	$1.58	(10.1%)

Note: Earnings per share calculations may not foot due to rounding differences.

Results by Segment	Three Months Ended June 30,
Revenue	2020	Product Lines divested or to be divested	Adjusted 2020	2019	Product Lines divested or to be divested	Adjusted 2019

Flavors & Fragrances	$183,611	$(24,742)	$158,869	$180,134	$(27,295)	$152,839
Color	121,296	(3,501)	117,795	138,912	(9,134)	129,778
Asia Pacific	27,873	(213)	27,660	29,002	(218)	28,784
Intersegment elimination	(9,690)	239	(9,451)	(8,862)	291	(8,571)

Consolidated	$323,090	$(28,217)	$294,873	$339,186	$(36,356)	$302,830

Operating Income

Flavors & Fragrances	$22,752	$(1,619)	$21,133	$20,050	$(195)	$19,855
Color	22,263	1,347	23,610	27,877	(95)	27,782
Asia Pacific	4,849	(59)	4,790	4,201	(55)	4,146
Corporate & Other	(7,739)	(1,527)	(9,266)	(4,760)	-	(4,760)

Consolidated	$42,125	$(1,858)	$40,267	$47,368	$(345)	$47,023

Results by Segment	Six Months Ended June 30,
Revenue	2020	Product Lines divested or to be divested	Adjusted 2020	2019	Product Lines divested or to be divested	Adjusted 2019

Flavors & Fragrances	$370,109	$(52,187)	$317,922	$363,687	$(56,101)	$307,586
Color	264,791	(12,573)	252,218	282,791	(19,414)	263,377
Asia Pacific	58,322	(334)	57,988	57,521	(326)	57,195
Intersegment elimination	(19,455)	292	(19,163)	(17,300)	464	(16,836)

Consolidated	$673,767	$(64,802)	$608,965	$686,699	$(75,377)	$611,322

Operating Income

Flavors & Fragrances	$43,623	$(2,837)	$40,786	$43,175	$(88)	$43,087
Color	51,927	1,214	53,141	58,076	(205)	57,871
Asia Pacific	9,908	(93)	9,815	8,419	(84)	8,335
Corporate & Other	(28,772)	10,316	(18,456)	(12,882)	-	(12,882)

Consolidated	$76,686	$8,600	$85,286	$96,788	$(377)	$96,411

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Sensient Technologies Corporation (In thousands, except percentages) (Unaudited)	Page 12
Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the percentage change in the 2020 results compared to the 2019 results for the corresponding periods.

	Three Months Ended June 30,				Six Months Ended June 30,
Revenue	Total	Foreign Exchange Rates	Product Lines Divested or to be Divested	Adjusted Local Currency	Total	Foreign Exchange Rates	Product Lines Divested or to be Divested	Adjusted Local Currency
Flavors & Fragrances	1.9%	(2.0%)	(1.8%)	5.7%	1.8%	(1.5%)	(1.3%)	4.6%
Color	(12.7%)	(4.4%)	(3.2%)	(5.1%)	(6.4%)	(3.3%)	(2.0%)	(1.1%)
Asia Pacific	(3.9%)	(2.5%)	0.0%	(1.4%)	1.4%	(2.1%)	0.0%	3.5%
Total Revenue	(4.7%)	(2.9%)	(1.8%)	0.0%	(1.9%)	(2.3%)	(1.2%)	1.6%

Operating Income
Flavors & Fragrances	13.5%	(1.3%)	6.8%	8.0%	1.0%	(1.1%)	6.2%	(4.1%)
Color	(20.1%)	(3.7%)	(4.5%)	(11.9%)	(10.6%)	(3.0%)	(2.1%)	(5.5%)
Asia Pacific	15.4%	(0.9%)	(0.1%)	16.4%	17.7%	0.0%	(0.1%)	17.8%
Corporate & Other	62.6%	0.0%	(32.1%)	94.7%	123.4%	0.0%	80.1%	43.3%
Total Operating Income	(11.1%)	(2.9%)	3.6%	(11.8%)	(20.8%)	(2.3%)	(9.1%)	(9.4%)
Diluted Earnings Per Share	(11.1%)	(2.5%)	1.3%	(9.9%)	(23.9%)	(2.5%)	(13.8%)	(7.6%)
Adjusted EBITDA	(6.7%)	(2.4%)	N/A	(4.3%)	(6.3%)	(1.9%)	N/A	(4.4%)

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and six months ended June 30, 2020 and 2019.

	Three Months Ended June 30,			Six Months Ended June 30,

	2020	2019	% Change	2020	2019	% Change
Operating income (GAAP)	$42,125	$47,368	(11.1%)	$76,686	$96,788	(20.8%)
Depreciation and amortization	12,118	14,069		24,522	27,741
Depreciation and amortization, product lines divested or to be divested	(16)	(1,526)		(96)	(3,022)
Share-based compensation expense (income)	1,485	(1,842)		2,662	(1,155)
Divestiture & other related costs (income), before tax	(1,527)	-		10,316	-
Results of operations of the product lines divested or to be divested, before tax	(331)	(345)		(1,716)	(377)
Adjusted EBITDA	$53,854	$57,724	(6.7%)	$112,374	$119,975	(6.3%)

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.